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Exhibit 99.3

CONSENT OF LEHMAN BROTHERS

        We hereby consent to the use of our opinion letter dated January 25, 2005 to the Board of Directors of Cimarex Energy Co. (the "Company"), attached as Annex B to the Company's Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 of the Company (the "Prospectus"), and to the references to our firm in the Prospectus under the headings "Summary—Matters to Consider in Deciding How to Vote", "The Merger—Background of the Merger", "The Merger—Cimarex's Reasons for the Merger and Share Issuance" and "The Merger—Opinion of Lehman Brothers Inc. to the Cimarex Board of Directors". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.

LEHMAN BROTHERS INC.
By:	/s/ GEORGE DIKEMAN George Dikeman Vice President

HOUSTON, TEXAS
February 25, 2005

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CONSENT OF LEHMAN BROTHERS